UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

Bannix Acquisition Corp.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-40790	86-1626016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BNIX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BNIXW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	BNIXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On June 9, 2025, Bannix Acquisition Corp. (the “Company”) entered into Amendment No. 1 to the Business Combination Marketing Agreement originally dated September 10, 2021, between the Company and I-Bankers Securities, Inc. (the “Advisor”).

Pursuant to the amendment, and subject to the consummation of the Company’s initial business combination, the Advisor’s entitlement to a fee equal to 3.5% of the gross proceeds from the Company’s initial public offering will be modified as follows:

●	$500,000 shall be paid in cash, deferred until the later of (i) twelve (12) months after closing or (ii) the date when a key financing facility of the post-combination company is fully equitized.

●	$1,300,000 shall be paid in shares of the post-combination company’s common stock, calculated based on the 30-day VWAP immediately following the closing date. These shares will be subject to piggyback registration rights and a lock-up that expires upon the termination or full amortization of the referenced financing facility.

This amendment is consistent with previously disclosed efforts by the Company to work cooperatively with key transaction participants to reduce near-term cash obligations in connection with the closing of the business combination. A prior step in this effort was reported in the Company’s Form 8-K filed on May 30, 2025, which described the deferral of certain closing-related liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2025

BANNIX ACQUISITION CORP.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer